UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________________
Form 8-K/A
___________________________

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2022
Jacobs Solutions Inc.
(Exact name of Registrant as specified in its charter)

Delaware		1-7463		88-1121891
(State or other jurisdiction of incorporation or organization)		(SEC File No.)		(IRS Employer identification number)

1999 Bryan Street	Suite 1200	Dallas	Texas	75201
(Address of principal executive offices)				(Zip Code)
Registrant's telephone number (including area code): (214) 583-8500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

_________________________________________________________________

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	$1 par value	J	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

As previously reported in the Current Report on Form 8-K filed by Jacobs Solutions Inc. on September 15, 2022 (the “Original 8-K”), Bob Pragada will succeed Steve Demetriou as Chief Executive Officer and join the Company’s Board of Directors, effective January 24, 2023, and Mr. Demetriou will continue as Executive Chair of the Board of Directors. This Current Report on Form 8-K/A amends the Original 8-K to restate the information included in the Original 8-K and include a summary of the compensation arrangements of Mr. Pragada and Mr. Demetriou that were not determined by the Board of Directors until November 16, 2022. Except as set forth below, the Original 8-K is not being amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On September 15, 2022, Jacobs Solutions Inc. (the “Company”) announced that Bob Pragada, currently President and Chief Operating Officer, will succeed Steve Demetriou as Chief Executive Officer and join the Company’s Board of Directors. Mr. Demetriou, currently Chair and Chief Executive Officer, will continue as Executive Chair of the Board of Directors. The changes are effective January 24, 2023, the date of the Company’s annual shareholder meeting. It is expected that Mr. Demetriou will serve as Executive Chair for a minimum of two years.

Mr. Pragada rejoined the Company in 2016 after serving as President and Chief Executive Officer of The Brock Group, one of the largest providers of industrial services in North America, for approximately two years. Prior to that, Mr. Pragada worked in various executive and senior management capacities with Jacobs beginning in 2006. He has served as the President and COO of the Company since 2019. Mr. Pragada also serves on the board of directors of Eaton (NYSE: ETN).

Effective January 24, 2023, Mr. Pragada will receive an annual base salary of $1,300,000 and will participate in the Company’s Leadership Performance Plan (“LPP”), with an annual incentive target of 150% of his base salary. On November 16, 2022, Mr. Pragada also received a fiscal year 2023 equity award with a grant value of $7,500,000 pursuant to the Company’s long-term equity incentive plan. The equity award consists of approximately $3,000,000 of restricted stock units vesting 25% on each anniversary of the grant date and $4,500,000 of performance share units with a three-year performance period ending in November 2025.

Effective January 24, 2023, Mr. Demetriou will receive an annual base salary of $1,250,000 and will participate in the LPP, with an annual incentive target of 100% of his base salary. Mr. Demetriou also received a fiscal year 2023 equity award with a grant value of $2,500,000 pursuant to the Company’s long-term equity incentive plan on November 16, 2022. The equity award consists of restricted stock units vesting 100% on the one-year anniversary of the grant date.

Each of Mr. Pragada and Mr. Demetriou will continue to participate in the Company’s Executive Severance Plan and the Company’s Executive Deferral Plan in connection with their new roles.

There are no arrangements or understandings between either Mr. Pragada or Mr. Demetriou and any other persons pursuant to which each was appointed as an officer or director of the Company (other than arrangements or understandings with directors or officers of the Company acting solely in their capacities as such). There are also no family relationships between either Mr. Pragada or Mr. Demetriou and any director or executive officer of the Company, and neither Mr. Pragada nor Mr. Demetriou is party to or has any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 18, 2022

JACOBS SOLUTIONS INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President and Chief Financial Officer
(Principal Financial Officer)